THE OFFER AND SALE OF THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM

BONDS.COM GROUP, INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: March 31, 2009	Certificate No. __

THIS IS TO CERTIFY that MBRO CAPITAL, LLC, a Connecticut limited liability company, and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), at the price of $0.375 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on March 31, 2014 (the “Expiration Date”), One Million (1,070,000) (the “Aggregate Number”) shares of the fully paid and nonassessable common stock, par value $0.0001 per share (the “Common Stock”), of the Company (as such number may be adjusted as provided herein).  Notwithstanding anything set forth in this Warrant, upon the occurrence of an Event of Default and subject to the rights of the Company set forth in Section 8.03 of the Commercial Term Loan Agreement of this date between the Company and the Holder, the Exercise Price shall automatically adjust to $0.0001 per share of Common Stock.

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 12 hereof unless otherwise defined herein.

SECTION 1.   The Warrant; Transfer and Exchange.

(a)           The Warrant.  This Common Stock Purchase Warrant (the “Warrant”) is issued under and pursuant to the Commercial Term Loan Agreement.  This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein; shall survive any termination of the Commercial Term Loan Agreement and the payment of the Notes; and, as more fully set forth in Sections 1(b) and 9 hereof, may be transferred (subject to applicable securities laws and regulations) by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Commercial Term Loan Agreement or the Notes.

(b)           Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 9 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof.  Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event the Warrant is only partially transferred) and the surrendered warrant shall be canceled.  Each such transferee shall succeed to all of the rights of the Holder with respect to the Warrant being so transferred; provided, however, that, in the event this Warrant is partially transferred, the Holder and such transferee shall hold rights in respect of this Warrant in proportion to their respective interests in this Warrant.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

SECTION 2.   Exercise.

(a)           Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the “Election to Purchase”), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the “Exercise Amount”), as specified in the Election to Purchase.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)           Payment of Exercise Price.  Payment of the Exercise Price shall be made to the Company by any of the following means (or any combination of such means): (i) in cash or other immediately available funds, (ii) by surrender to the Company of Notes in an aggregate amount (including principal and interest accrued thereon) equal to the Exercise Price, or (iii) as provided in Section 2(c).  The amount of the Exercise Price to be paid shall equal the product of (A) the Exercise Amount multiplied by (B) the Exercise Price per share.

(c)           Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Exercise Price by making a “Cashless Exercise” pursuant to this Section 2(c), in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase (the “Exercised Shares”) by an amount (the “Cashless Exercise Shares”) equal to (i) the Exercise Price multiplied by the Exercise Shares and divided by (ii) the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of such exercise of this Warrant.  The number of shares of Common Stock to be issued to the Holder as a result of a Cashless Exercise will therefore be equal to the Exercised Shares minus the Cashless Exercise Shares.

(d)           Issuance of Shares of Common Stock.  Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Company shall immediately cause the shares of Common Stock to be registered in the name of the Holder in the Register of Stockholders of the Company and the Holder shall then be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered.  Upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for a number of shares of Common Stock equal to the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

(e)           Fractional Shares.  The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of this Warrant.  If any fraction of a share of Common Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share of the Common Stock determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f)           Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

SECTION 3.  Payment of Taxes.

The Company shall pay all stamp taxes attributable to the issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof.

SECTION 4.  Replacement Warrant.

In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Holder is a financial institution or other institutional investor, its personal undertaking to provide an indemnity is hereby deemed to be reasonably satisfactory to the Company).

SECTION 5.  Reservation of Capital Stock and Other Covenants.

(a)           Reservation of Authorized Capital Stock.  The Company shall at all times ensure that it has sufficient authorized and unissued capital, free of preemptive rights, to enable the Company at any time to fulfill all of its obligations hereunder upon both the exercise of this Warrant and in respect of the Common Stock, or other stock or securities issuable upon conversion of the Common Stock or other securities that may be purchased hereunder.

(b)           Affirmative Actions to Permit Exercise and Realization of Benefits.  If any shares of Common Stock to be issued upon the exercise of this Warrant, or any shares or other securities to be issued pursuant to Section 6 hereof, or any shares of Common Stock or other securities to be issued pursuant to the conversion of the Common Stock or other securities that may be purchased hereunder require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant or conversion of the Common Stock or other securities that may be purchased hereunder, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be.

(c)           Regulatory Requirements and Restrictions.  In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of Capital Stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall, and shall use its best efforts to have its shareholders, take such action as the Holder and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder to comply with such Regulatory Requirement.  The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Holder.

(d)           Validly Issued Shares.  The Company covenants that all shares of Common Stock and other securities that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 6 hereof), assuming full payment of the Exercise Price, and all shares of Common Stock and other securities that may be delivered upon conversion of such Common Stock, shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than such security interests, encumbrances and claims granted by the Holder.

SECTION 6. Adjustments to Aggregate Number.

Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6.  No adjustments shall be made under this Section 6 as a result the Exempt Issuances.

(a)           Adjustments.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)              Stock Dividends; Subdivisions and Combinations.  In case at any time or from time to time the Company shall:

(A)           issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”), or

(C)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination.  In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(ii)              Other Distributions.  The Company shall notify the Holder and afford the Holder with no less then ten (10) Business Days prior to the applicable record date, in case at any time or from time to time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a “Distribution”) of:

(A)             Cash,

(B)              any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash), or

(C)              any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever.

A reclassification of the Common Stock into shares of any other class of stock shall be deemed a Distribution by the Company to the holders of the Common Stock of such shares of such other class of stock, and if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a)(i) hereof.

(iii)              Adjustment to Exercise Price.  Upon any adjustment to the Aggregate Number or of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to this Section 6, the Holder shall thereafter be entitled to purchase such Aggregate Number of shares of Common Stock or other securities resulting from such adjustment at an Exercise Price per share of Common Stock or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number prior to such adjustment and dividing by the Aggregate Number immediately following such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(iv)              Intentionally Omitted.

(v)              Intentionally Omitted.

(vi)              Intentionally Omitted.

(vii)              Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

(A)               Intentionally Omitted.

(B)              The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one share to or from the Aggregate Number immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(C)              In computing adjustments under this Section 6(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(D)              If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)           Changes in Common Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect, by written notice to the Company, to receive (i) in exchange for the surrender of the Warrant to the Company and the same Exercise Price (rather than the exercise thereof), the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto, (ii) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property for the same Exercise Price or (iii) upon exercise of this Warrant at any time on or after the consummation of the Transaction but prior to the Expiration Date, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Common Stock issuable hereunder immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).  The Company will not effect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume by written instrument the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive.  The foregoing provisions of this Section 6(b) shall similarly apply to successive Transactions.

(c)           Other Action Affecting Capital Stock.

(i)              Other Action.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) or (b) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Company’s Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Company’s Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Company’s Board of Directors may in good faith determine to be equitable in the circumstances.

(ii)              Intentionally Omitted.

(d)           Intentionally Omitted.

(e)           Notices.

(i)              Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, (B) to offer to the holders of the Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (other than the exercise of pre-emptive rights by a holder) (C) to effect any reclassification of the Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, (G) to effect an Initial Public Offering, (H) effect a Change of Control (provided that notice of a Change of Control shall only be provided upon the Company entering into a definitive agreement with respect to such Change of Control and such information not being material non public information) or (I) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the approximate date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is expected to take place and the expected date of participation therein by the holders of Common Stock (as applicable), if any such date is to be fixed, or the date on which the transfer of Common Stock (as applicable) is expected to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock (as applicable) and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 10 Business Days prior to the record date for determining holders of the Common Stock (as applicable) for purposes of such action and, in the case of any other such action, at least 10 Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock (as applicable).

(ii)              Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare a certificate signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the Company's Board of Directors in good faith determined, as applicable, the Fair Market Value Per Share or the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled.  The Company shall promptly cause a copy of such certificate to be delivered to the Holder.  In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Holder within the time period set forth in the definition of Fair Market Value Per Share and the Holder may object thereto as provided therein.  Any other determination of fair market value shall first be determined in good faith by the Company's Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller.  In the case of any such determination of fair market value, the Required Holders may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Required Holders and the Company cannot agree to the fair market value within 10 Business Days of the date of the Required Holders' objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Required Holders and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holders that did not agree with the valuation determined by the Company unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company.  The Company shall keep at the Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

SECTION 7.  No Dilution or Impairment.

The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary and deliberate action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant and issue fully paid and nonassessable shares of Common Stock on the conversion of the Common Stock.

SECTION 8.   Intentionally Omitted.

SECTION 9.  Transfers of the Warrant.

(a)           Generally.  Subject to the restrictions set forth in this Sections 1 and 9 of this Warrant, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part.

(b)           Compliance with Securities Laws.  The Holder agrees that the Warrant and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.  In the event that the Holder transfers this Warrant or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at the Holder’s expense, an opinion of counsel that the proposed transfer does not violate the Securities Act and applicable state securities laws.

(c)           Restrictive Securities Legend.  For so long as the Warrant Shares have not been registered under the Securities Act pursuant to the Registration Rights Agreement, the certificate representing the Warrant Shares shall bear the restrictive legends set forth below:

“The offer and sale of the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws.”

SECTION 10.   Piggyback Registration Rights.  If, at any time, there is not an effective registration statement covering the resale all of the Common Stock issuable upon exercise of this Warrant (the “Registrable Securities”), and Company shall determine to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then Company shall send to the Holder a written notice of such determination and, if within ten (10) Business Days after receipt by the Holder of such notice, Company shall receive a request in writing from the Holder, Company shall include in such registration statement all or any part of such shares of the Registrable Securities that the Holder requests to be registered at no cost to Holder (other than the Holder’s pro rata share of underwriting discounts, fees and commissions).  The Holder (or their designee(s)) shall also be provided with such other rights, and Company shall have such obligations, as customarily accompany investor piggyback registration rights, including, without limitation, the right of Holders to customary indemnification by Company, Company’s obligation to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective until the disposition of all securities covered by such registration statement, the obligation of Company to register and qualify the securities covered by such registration statement under applicable state securities and blue sky laws, the obligation of Company to cause the securities covered by such registration statement to be listed or quoted on the trading market on which Company’s securities are then listed or quoted, the obligation of Company to cause to be provided customary legal opinions and comfort letters of its independent certified accountants if requested in connection with a sale pursuant to such registration statement), and the obligation to reimburse the Holder for reasonable fees and disbursements of counsel in connection with such registration.  Notwithstanding the foregoing, if a registration involves an underwritten offering, and the lead managing underwriter shall advise Company that the amount of securities to be included in the offering exceeds the amount which can be sold in the offering, the number of securities owned by Holders to be included in the offering shall be reduced pro rata among the holders thereof requesting such registration or eliminated if so required by the managing underwriter.  Notwithstanding anything contained herein to the contrary, the shares of Common Stock issuable upon exercise of this Warrant shall cease to be Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and it has been disposed of pursuant to such effective Registration Statement or (b) such Registrable Securities may be sold pursuant to Rule 144 under the Securities Act without volume restriction.

SECTION 11.  Events of Non-Compliance and Remedies.

(a)           Events of Non-Compliance.  If the Company fails to keep and fully and promptly perform and observe in any material respect any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (i) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) an executive officer of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the Commercial Term Loan Agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 12.  Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.  Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Commercial Term Loan Agreement.

“Aggregate Number” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Connecticut are authorized or required by law or executive order to close.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Change of Control” shall mean (i) the approval by members of the Company of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by the members of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or  (iii)  any "person" (as such term is used in Sections  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company” has the meaning set forth in the Preamble.

"Conversion Amount" means the aggregate number of shares of Common Stock issuable upon conversion of the Aggregate Number in accordance with the terms of the Common Stock.

“Convertible Securities” means (i) evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) that are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock (as applicable), either immediately or upon the onset of a specified date or the happening of a specified event or (ii) stock appreciation rights, phantom stock rights or other rights with equity features.

“Distribution” has the meaning set forth in Section 6(a)(ii).

“Election to Purchase” has the meaning set forth in Section 2(a).

“Event of Default” has the meaning set for in the Commercial Term Loan Agreement.

“Event of Non-Compliance” has the meaning set forth in Section 11(a).

“Exempt Issuance” has the meaning set forth in the Preamble.

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” has the meaning set forth in the Preamble.

“Fair Market Value Per Share” means, with respect to a share of Common Stock on any date: (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; and (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation).  In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company and the Holder shall determine in good faith the fair value of the Common Stock.

“Fully Diluted” means, with respect to the Common Stock as of a particular time (taking into account the transaction in respect of which the “Fully Diluted” basis is being calculated at such time), the total number of outstanding shares of Common Stock as of such time as determined by treating all outstanding in-the-money and then exercisable options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding in-the-money Convertible Securities which at the time of such calculation may be converted as having been so converted.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or person exercising executive, legislative, judicial, arbitral, regulatory or administrative functions of or pertaining to government, regulation or compliance.

“Holder” or “Holders” means any holder of an interest in the Warrant or the outstanding Warrant Shares.

“Notes” shall mean the Company's 15% Commercial Term Promissory Note due March __, 2010 issued pursuant to the Commercial Term Loan Agreement.

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon conversion of the shares of Common Stock issuable upon the exercise of this Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, Governmental Authority, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Office” means the Company’s principal office as set forth in Section 17 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company and MBRO Capital, LLC, as amended or supplemented from time to time.

“Regulatory Requirement” has the meaning set forth in Section 5(c).

“Required Holders” means, at any time, the holders of Warrants exercisable for at least a majority of the aggregate shares of Common Stock then issuable pursuant to outstanding Warrants.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Commercial Term Loan Agreement” means the Commercial Term Loan Agreement dated as of the date hereof among the Company and MBRO Capital, LLC, as amended or supplemented from time to time.

“Stock Combination” has the meaning set forth in Section 6(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 6(a)(i)(A).

“Stock Subdivision” has the meaning set forth in Section 6(a)(i)(B).

“Subsidiary(ies)” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Transaction Documents” means this Warrant, the Notes, the Commercial Term Loan Agreement and the Registration Rights Agreement, and any other agreements or documents delivered in connection herewith or therewith.

“Warrant” has the meaning set forth in Section 1(a).

“Warrant Securities” means the Warrant and the Warrant Shares, collectively.

“Warrant Shares” means (a) the shares of Common Stock issued or issuable upon exercise of this Warrant in accordance with its terms, (b) the shares of Common Stock issued or issuable upon conversion of such shares of Common Stock and (c) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 13.   Survival of Provisions.

Notwithstanding the full exercise by the Holder of its rights to purchase Common Stock hereunder, the provisions of Sections 5(c), 5(d) and 11 through 24 of this Warrant shall survive such exercise and the Expiration Date.

SECTION 14.  Delays, Omissions and Indulgences.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 15.   Rights of Transferees.

Subject to Section 8 and the provisions of the Shareholders Agreement, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 16.  Captions.

The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 17.  Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)         if to the Company:

Bonds.com Group, Inc.
1515 South Federal Highway
Suite 12
Boca Raton, Florida 33432
Attention:  Chief Executive Officer
Telecopier:

with a copy to:

Rele & Becker LLC
555 Eighth Avenue
Suite 1703
New York, New York 10018
Attention:  David Becker, Esq.
Fax No.:

if to the Holder:

MBRO Capital, LLC
991 Ponus Ridge
New Canaan, Connecticut 06840
Attention:  William P. Mahoney
Fax No.:

with a copy to:

Diserio Martin O’Connor & Castiglioni LLP
One Atlantic Street
Stamford, Connecticut 06901
Attention:  Kevin T. Katske, Esq.
Fax No.:  (203) 348-2321

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 18.   Successors and Assigns.

Subject to the provisions of the Shareholders Agreement, this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder except as otherwise expressly provided herein.

SECTION 19.  Governing Law.

THIS WARRANT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

SECTION 20.  Jurisdiction, Jury Trial Waiver, Etc.

(a)           THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CONNECTICUT OR OF THE UNITED STATES OF AMERICA IN THE STATE OF CONNECTICUT AND EACH HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THIS WARRANT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(b)         THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS WARRANT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO HOLDER OR ATTORNEY OR OTHER REPRESENTATIVE OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO PURCHASE THIS WARRANT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(c)         FINAL JUDGMENT AGAINST THE COMPANY OR HOLDER, IN ANY ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (I) BY SUIT, ACTION, OR PROCEEDING ON THE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE COMPANY OR HOLDER THEREIN DESCRIBED OR (II) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT ANY STOCKHOLDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDING, AGAINST THE COMPANY OR ANY OF ITS PROPERTIES IN THE STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE COMPANY OR ITS PROPERTIES MAY BE FOUND.

SECTION 21.  Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

SECTION 22.  Entire Agreement.

This Warrant, together with the other Transaction Documents, contains the entire agreement among the parties with respect to the subject matter hereof and thereby supercedes all prior and contemporaneous agreements or understandings with respect thereto.

SECTION 23.   Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 24.  No Strict Construction.

The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant and the other Transaction Documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant or any Transaction Document, this Warrant or such other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant or any other Transaction Document.

SECTION 25.  Representations, Warranties and Covenants.

The Company hereby represents, warrants and covenants to the Holder that so long as the Holder holds the Warrant or any Warrant Shares:

(a)           Intentionally Omitted.

(b)           Certain Amendments.  The Company will not amend, modify or change any provision of its articles or certificate of incorporation, bylaws or the terms of any class or series of its Capital Stock to the extent such amendment, modification or change would have a disproportionate adverse effect on the Holder as compared to any other holder of Capital Stock of the Company and directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

(c)           Limitation on Certain Restrictions.  The Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED: March 31, 2009	BONDS.COM GROUP, INC.
[CORPORATE SEAL]	By: /S/ John J. Barry IV Name: John J. Barry IV Title: Chief Executive Officer

ATTEST:

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE; ELECTION TO PURCHASE

To:

1.      The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.      The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

_______  Exercise for Cash
_______  Exercise for Notes
_______  Cashless Exercise

3.      Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.      The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.      If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)